UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2010

United Refining Company

(Exact name of registrant as specified in its charter)

Pennsylvania	001-06198	25-1411751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Bradley Street Warren, Pennsylvania	16365
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 723-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Other Events.

On June 28, 2010, United Refining Company (the “Company”) Board of Directors unanimously approved that effective September 1, 2010, pension benefits under the United Refining Company Pension Plan for Salaried Employees (the “Salaried Plan”), will be frozen for salaried employees including the Company’s Chief Executive Officer and the Chief Financial Officer. The Company will provide an enhanced contribution under its defined contribution 401(k) plan as well as a transition contribution for older employees. Similarly, postretirement medical benefits for new hires and active salaried employees retiring after September 1, 2010, will be eliminated and a defined dollar benefit contribution will be utilized to assist future retirees in paying for healthcare.

According to the Company’s actuaries, these changes will substantially reduce the Company’s liability for pension and postretirement benefits by approximately $40 million. This will also lower the expense associated with its retirement plan and postretirement benefit costs in fiscal 2011 by approximately $10 million.

Item 9.01.	Financial Statements and Exhibits.

(b)	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 23, 2010	UNITED REFINING COMPANY

	By:	/S/ JAMES E. MURPHY
	Name:	James E. Murphy
	Title:	Vice President and Chief Financial Officer